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                                  NINTH AMENDMENT
                                       TO THE
                           ZEBRA TECHNOLOGIES CORPORATION
                          PROFIT SHARING AND SAVINGS PLAN


       THIS AMENDMENT made and entered into the ____ day of ____________________, 1997, by and between ZEBRA TECHNOLOGIES CORPORATION (the "Employer") and EDWARD KAPLAN and GERHARD CLESS, as Co-Trustees (the "Trustees").

       WHEREAS, the Employer heretofore adopted the ZEBRA TECHNOLOGIES CORPORATION PROFIT SHARING AND SAVINGS PLAN (the "Plan") originally effective June 1, 1984, the Plan having been last amended and restated effective January 1, 1989; and

       WHEREAS, the Plan has been amended from time to time; and

       WHEREAS, the Employer now desires to further amend the Plan to clarify certain provisions of the Plan; and

       WHEREAS, under the terms of the Plan, the Employer has the right to amend the Plan; and

       WHEREAS, the Employer has delegated the power to amend the Plan to the undersigned officers.

       NOW, THEREFORE, the Employer hereby amends the Plan as follows, effective January 1, 1998:

                                          I.

       Section 7.5(b) of the Plan is hereby amended by substituting the following for "Three Thousand Five Hundred Dollars ($3,500)" each place it appears therein:


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       "Five Thousand ($5,000) Dollars, (or such other as may be
       specified in Section 411(a)(11) of the Code)".

                                         II.

       Except as hereinbefore amended, the Plan shall continue in full force and effect in accordance with its terms.


       IN WITNESS WHEREOF, this NINTH AMENDMENT has been executed by the Employer and Trustees to signify their acceptance of the terms hereof as of the date first written above.


ATTEST:                                        EMPLOYER:


By:                                            By:
    ---------------------------------              ----------------------------
       Secretary                                      Chief Executive Officer


                                               By:
                                                   ----------------------------
                                                      Chief Financial Officer


                                               By: ----------------------------
                                                      Human Resource Officer


                                               TRUSTEES:


                                               --------------------------------
                                               EDWARD KAPLAN


                                               --------------------------------
                                               GERHARD CLESS


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